                                                                    Exhibit 99.1

                                                        [LOGO - NORTEL NETWORKS]
NEWS RELEASE                                         BUSINESS WITHOUT BOUNDARIES


WWW.NORTELNETWORKS.COM

FOR IMMEDIATE RELEASE                 OCTOBER 23, 2003

For more information:


Investors:                            Media:
888-901-7286                          Tina Warren
905-863-6049                          905-863-4702
investor@nortelnetworks.com           tinawarr@nortelnetworks.com

NORTEL NETWORKS REPORTS PRELIMINARY RESULTS FOR THIRD QUARTER OF 2003 AND PROVIDES UPDATE ON COMPREHENSIVE REVIEW OF ASSETS AND LIABILITIES INCLUDING PLANNED RESTATEMENT

o     Q3 2003 revenues of US$2.27 billion(1)

o Q3 2003 net earnings of approximately US$179 million; approximately US$0.04 per common share on a diluted basis(1)

o Previously announced comprehensive review of assets and liabilities to lead to restatement of financial statements for 2000, 2001, 2002, Q1 2003 and Q2 2003

o Restatement primarily relates to the elimination of liabilities of approximately US$900 million, partially offset by a reduction in the net deferred income tax asset of approximately US$160 million(1)

o Principal expected impacts of restatement on previously reported results: reduction in net losses for 2000, 2001 and 2002; increase in shareholders' equity and net assets; no expected impact to cash balance as at June 30, 2003 or to forward business operations

TORONTO - Nortel Networks* Corporation [NYSE/TSX: NT] today reported selected preliminary unaudited results (United States generally accepted accounting principles ("U.S. GAAP")) for the third quarter of 2003.
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                                                                          Page 2

The Company also announced that it intends to restate its financial results for 2000, 2001 and 2002 and the first and second quarters of 2003, as a result of its comprehensive asset and liability review and other related reviews (as more fully described below) which are still ongoing. While the work is not complete, Nortel Networks currently expects that the principal impacts of the restatements will be: a reduction in previously reported net losses for 2000, 2001 and 2002; and an increase in shareholders' equity and net assets previously reported on Nortel Networks balance sheet as at June 30, 2003. None of the adjustments are expected to have any impact on cash balance as at June 30, 2003 nor does the Company expect the adjustments to impact its forward business operations.

The results reported today by Nortel Networks are unaudited, preliminary in nature and therefore subject to change. The Company is only releasing preliminary selected results for the third quarter of 2003 at this time pending the completion of its comprehensive asset and liability review and related reviews, which may impact such results and will impact prior period results, including the first two quarters of 2003. The Company plans to file with the relevant regulatory authorities its unaudited financial statements, prepared in accordance with U.S. GAAP and Canadian generally accepted accounting principles ("Canadian GAAP"), for the third quarter of 2003 within the periods permitted for timely filings (mid-November 2003 in the United States and late November 2003 in Canada). At such time, we will also announce the impact of the foregoing on our year to date results. Restated financial statements for the other relevant periods are expected to be filed at the earliest possible time in the fourth quarter of 2003.

OVERVIEW OF THIRD QUARTER 2003 PRELIMINARY RESULTS

Revenues were US$2.27 billion for the third quarter of 2003. Nortel Networks reported net earnings in the third quarter of 2003 of approximately US$179 million, or approximately US$0.04 per common share on a diluted basis.

Net earnings in the third quarter of 2003 included US$70 million of special charges related to restructuring activities; approximately US$56 million of net earnings from discontinued operations - net of tax; and aggregate charges of approximately US$48 million for the amortization of acquired technology and deferred stock option compensation associated with acquisitions. The Company's results also included a benefit of approximately US$98 million related to changes in ownership of certain European operations and an US$67 million benefit related to the completion of a customer contract settlement.
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                                                                          Page 3

Commenting on Nortel Networks financial performance, Frank Dunn, president and chief executive officer, Nortel Networks, said, "The preliminary results announced today reflect our continued progress in an environment of cautious capital spending by our customers. I am particularly pleased with the continued momentum in our wireless networking solutions, the market leadership of our converged networking and voice over packet solutions, and the building momentum in our enterprise segment. We continue to work very closely with our customers providing solutions that drive new revenue opportunities, reduced operating costs, enhanced customer service capability and improved productivity."

Some highlights of Nortel Networks recent market successes include:

WIRELESS DATA

o Continued success and new inroads in the evolving third generation (3G) UMTS market with a framework agreement with Orange in Europe and a contract with AT&T Wireless in North America;

o Renewed and expanded relationship with Verizon Wireless signing a multi-year agreement, estimated to be worth approximately US$1 billion, for wireless infrastructure technology, including expansion and upgrade of its 3G CDMA and data network;

o Continued global momentum in CDMA, with several recent contract wins, including U.S. Cellular (U.S.), Pelephone (Israel), Movicel (Angola), and Centennial Communications (Dominican Republic), as well as deployments with Asia Pacific Broadband Wireless (Taiwan) and China Unicom (PRC), to provide networking equipment supporting leading edge high-speed wireless video, voice and data services;

o Increased global customer traction for Nortel Networks GSM and GPRS solutions with a deployment by Chunghwa Telecom (Taiwan) and recent contract wins with SERCOM (Guatemala) and Baykal Westcom (Russia), and for GSMRail (GSM-R) solutions with RFF (Reseau Ferre de France) and SNCF (Societe Nationale de Chemin deFer) selecting Nortel Networks to provide a national GSM-R network in France;

VOICE OVER PACKET

o Continued market leadership in Voice over Packet securing top service provider market share position worldwide for both softswitches and media gateways in the second quarter of 2003, as reported by Synergy Research Group, as well as securing the global leader position in Internet Protocol
      (IP) telephony line shipments for the second quarter 2003, according to Dell'Oro Group;
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                                                                          Page 4

o Announced the deployment of Nortel Networks high-performance, multi-gigabit capacity, converged IP network infrastructure by Worcester Polytechnic Institute, to provide fully-featured IP telephony and multimedia content;

MULTIMEDIA SERVICES AND APPLICATIONS

o Bell Canada announced its plan to invest an estimated US$146 million over 3 years to accelerate the availability of multimedia and IP telephony services to users in Canada using Nortel Networks multimedia communications services platform, and the creation of joint Innovation Center focused on creating new IP services;

o Nortel Networks was selected by China Netcom subsidiary, Shandong Netcom, to be the exclusive infrastructure supplier for a next generation network expected to bring broadband voice, data, video and multimedia services to three major cities in the Shandong Province;

BROADBAND NETWORKING

o Announced the availability of the Nortel Networks Optical Multiservice Edge solution which converges multiple services, architectures and layers onto a single platform, allowing carriers to provision broadband services more efficiently and with reduced capital and operating expenses;

o Continued momentum in Optical Broadband Services with the announcement by Sprint that it will market high-bandwidth, metro-area, optical network solutions that support enterprise customers in 12 major markets using Nortel Networks optical broadband services portfolio; and KPN introducing an enhanced Virtual Private Network service using Nortel Networks advanced Optical Ethernet portfolio;

o Nortel Networks has built the first optical long haul DWDM network for Korea Telecom, Korea's leading carrier; and

o Telefonica Group has deployed Passport 15000 and Passport 7000 as part of a data and voice network expansion in Brazil.

REVENUES BY SEGMENT

In the third quarter of 2003, Wireless Networks revenues were US$1.01 billion, Enterprise Networks revenues were US$579 million, Wireline Networks revenues were US$440 million and Optical Networks revenues were US$245 million.
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                                                                          Page 5

REVENUES BY GEOGRAPHIC REGION

In the third quarter of 2003, revenues in the United States were US$1.14 billion, revenues in the Europe, Middle East and Africa region were US$545 million, revenues in Canada were US$127 million and Other regions were US$457 million.

GROSS MARGIN

Gross margin for the third quarter of 2003 was approximately 52 percent of sales and included US$52 million benefit related to the gross margin component of the completion of a customer contract settlement. Margins in the quarter were favorably impacted by ongoing cost reduction programs, product mix and higher software sales associated with certain purchases in the quarter. However, Nortel Networks continues to expect gross margins to trend in the mid 40's range over the near term.

EXPENSES

Selling, general and administrative expenses were approximately US$485 million, and research and development expenses were approximately US$485 million, in the third quarter of 2003.

CASH

Cash balance at the end of the third quarter of 2003 was approximately US$3.6 billion which was down from approximately US$4.2 billion at the end of the second quarter of 2003. The reduction in cash from the end of the second quarter was primarily driven by a scheduled debt repayment of US$164 million, voluntary pension contributions of US$162 million, cash payments for restructuring of US$107 million, and the purchase of the remaining ownership interests in certain European operations for US$47 million.

DISCONTINUED OPERATIONS

The Company reported net earnings from discontinued operations of US$56 million, which primarily reflected gains from the settlement of certain receivables and a note owing to Nortel Networks.
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                                                                          Page 6

OUTLOOK

Commenting on the Company's outlook, Dunn said, "Based on our continued market success and customer engagements, we will continue our focus on gaining market share with our key solutions as we work with our customers to help them meet their business objectives. We will continue to manage each of our businesses based on market dynamics and performance. We expect revenue for the fourth quarter of 2003 to grow sequentially compared to the third quarter of 2003, and we expect a profit for the full year 2003."

UPDATE ON COMPREHENSIVE ASSET AND LIABILITY REVIEW

In 2001, Nortel Networks entered into an unprecedented period of business realignment in response to a significant adjustment in the telecommunications industry. Industry demand for networking equipment dramatically declined in response to the industry adjustment, severe economic downturns in various regions around the world and a tightening in the global capital markets. Nortel Networks implemented a company-wide restructuring work plan to streamline its operations and activities around core markets and operations which included significant workforce reductions, global real estate closures and dispositions, substantial write-downs of its capital assets and intangible assets and extensive contract settlements with customers and suppliers around the world. As a result of these actions, the Company's workforce declined from approximately 94,500 at January 1, 2001 to approximately 35,500 at September 30, 2003. Over the same time period, Nortel Networks reduced its facilities from over 700 to approximately 250 locations (a reduction of approximately 20 million square feet). The Company previously reported aggregate net losses of approximately US$31 billion in 2001 and 2002.

With a period of relative stability beginning to take hold for the Company in 2003, as previously announced Nortel Networks initiated a comprehensive review and analysis of its assets and liabilities. As indicated above, the final outcome of the comprehensive review and related reviews will result in the restatement of the Company's financial results for 2000, 2001 and 2002 and the first and second quarters of 2003.

Commenting on the comprehensive review and the planned restatement of the Company's financial results, Doug Beatty, chief financial officer, Nortel Networks, said, "The comprehensive review has been undertaken across all of our businesses and geographic regions. We remain committed to completing this work so that our restated results can be finalized at the earliest possible time."
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                                                                          Page 7

As part of its preliminary findings arising from the comprehensive review, Nortel Networks has determined that approximately US$900 million of liabilities (including accruals and provisions) carried on its previously reported balance sheet as at June 30, 2003 will be released into prior periods in the restatements. The analysis undertaken to date has indicated that these provisions were either recorded incorrectly in prior periods or not properly released, or adjusted for changes in estimates, in the appropriate periods. In certain cases, costs were incorrectly charged to operations rather than to the appropriate provisions. Certain provisions related to Nortel Networks restructuring work plan actions and contract and other accruals were recorded in excess of the amounts that now have been determined would have been appropriate at the time of recording. The liabilities in question represented approximately 7 percent of total liabilities on the Company's previously reported balance sheet as at June 30, 2003. In addition, Nortel Networks expects to reduce its net deferred income tax assets by approximately US$160 million representing the impact of related and other liability adjustments. The Company's income statements will also be affected by foreign exchange adjustments.

Related reviews identified that aggregate revenue of approximately US$92 million recognized in 2000, 2001, 2002 and the first and second quarters of 2003 related to certain contracts should have been deferred to later periods. These revenue adjustments represent approximately 0.2 percent of the Company's aggregate previously reported revenue of approximately US$60.7 billion for these periods. These revenue adjustments represent amounts (known as unadjusted differences) which had been identified in prior periods and which had not been deemed to be material in the relevant prior periods.

"The challenges that faced Nortel Networks and our industry over the past few years were unprecedented," said Dunn. "It is clear now that in such a volatile environment, errors were made. I want to assure Nortel Networks stakeholders that we are committed to working to identify the causes of the mistakes and to implement the appropriate measures to ensure that the problems do not recur in the future."

The Company will be initiating an independent review to examine the facts and circumstances leading to the need to restate Nortel Networks financial statements for the relevant periods and to consider appropriate improvements to processes and procedures.

The financial results of Nortel Networks Limited ("NNL"), Nortel Networks Corporation's principal operating subsidiary, are fully consolidated into Nortel Networks results. NNL's financial statements, which are prepared in accordance with U.S. GAAP and Canadian GAAP, will also be restated as a result of the comprehensive asset and liability review and other related reviews. NNL's preferred shares are publicly traded in Canada.
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                                                                          Page 8

Nortel Networks is an industry leader and innovator focused on transforming how the world communicates and exchanges information. The company is supplying its service provider and enterprise customers with communications technology and infrastructure to enable value-added IP data, voice and multimedia services spanning Wireless Networks, Enterprise Networks, Wireline Networks, and Optical Networks. As a global company, Nortel Networks does business in more than 150 countries. This press release and more information about Nortel Networks can be found on the Web at www.nortelnetworks.com.

(1) Third quarter 2003 results and restatement amounts are unaudited, preliminary in nature and therefore subject to change.

Certain information included in this press release is forward-looking and is subject to important risks and uncertainties. The results or events predicted in these statements may differ materially from actual results or events. Factors which could cause results or events to differ from current expectations include, among other things: the completion of the comprehensive review and the release of financial results and issuance of restated financial statements for 2000, 2001 and 2002 and the first and second quarters of 2003; the severity and duration of the industry adjustment and the continued reductions in spending by our customers; the sufficiency of our restructuring activities, including the potential for higher actual costs to be incurred in connection with restructuring actions compared to the estimated costs of such actions; fluctuations in operating results and general industry, economic and market conditions and growth rates; negative impacts on our gross margins; the ability to recruit and retain qualified employees; fluctuations in cash flow, the level of outstanding debt and our current debt ratings; the ability to meet the financial covenant in our credit facilities; the use of cash collateral to support our normal course business activities; the dependence on our subsidiaries for funding; the impact of our defined benefit plans and our deferred tax assets on our results of operations, cash flows and compliance with our financial covenant; the ability to integrate the operations and technologies of acquired businesses in an effective manner; the impact of rapid technological and market change; the impact of price and product competition; barriers to international growth and global economic conditions, particularly in emerging markets and including interest rate and currency exchange rate fluctuations; the impact of rationalization in the telecommunications industry; the dependence on new product development and our ability to predict market demand for particular products; the uncertainties of the Internet; the impact of the credit risks of our customers and the impact of customer financing and commitments; stock market volatility generally and as a result of acceleration of the settlement date or early settlement of our purchase contracts; the impact of the New York Stock Exchange minimum listing requirements and the proposed consolidation of our common shares; the impact of supply and outsourcing contracts that contain delivery and installation provisions, which, if not met, could result in the payment of substantial penalties or liquidated damages; the ability to obtain timely, adequate and reasonably priced component parts from suppliers and internal manufacturing capacity; the future success of our strategic alliances; and the adverse resolution of litigation and intellectual property disputes. For additional information with respect to certain of these and other factors, see the most recent Form 10-Q and Form 10-K filed by Nortel Networks with the United States Securities and Exchange Commission. Unless otherwise required by applicable securities laws, Nortel Networks disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

*Nortel Networks, the Nortel Networks logo, the Globemark and Business Without Boundaries are trademarks of Nortel Networks.

                                      -end-

Nortel Networks will host a teleconference/audio webcast to discuss preliminary Q3 2003 Results.

TIME:  5:00 PM - 6:00 PM ET on Thursday October 23, 2003

To participate, please call the following at least 15 minutes prior to the start of the event.

Teleconference:                                    Webcast:
North America:      888-211-4395                   www.nortelnetworks.com/3q2003

International:      212-231-6007

Replay:
(Available one hour after the conference until 11:59 pm EDT, November 5, 2003)
North America:      800-383-0935                   Passcode: 21107676#
International:      402-530-5545                   Passcode: 21107676#
Webcast:            http://www.nortelnetworks.com/3q2003
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                           NORTEL NETWORKS CORPORATION
 PRELIMINARY CONSOLIDATED RESULTS FOR THE THREE MONTHS ENDED SEPTEMBER 30, 2003
                                  (UNAUDITED)
              (MILLIONS OF U.S. DOLLARS, EXCEPT PER SHARE AMOUNTS)

                                                                        THREE MONTHS ENDED
                                                                      SEPTEMBER 30, 2003 (1)
                                                                      ----------------------

Revenues................................................................      $2,274
Cost of revenues (2)....................................................       1,089
                                                                              ------
Gross profit............................................................       1,185

Selling, general and administrative expense (2).........................         485
Research and development expense (2)....................................         485
Amortization of acquired technology.....................................          33
Deferred stock option compensation......................................          15
Special charges.........................................................          70
Gain on sale of businesses..............................................         (20)
                                                                              ------
Operating earnings......................................................         117

Other income - net......................................................         100

Interest expense
     Long-term debt.....................................................         (43)
     Other..............................................................          (2)
                                                                              ------
Earnings from continuing operations before income taxes.................         172
Income tax provision....................................................         (24)
                                                                              ------
                                                                                 148
Minority interests - net of tax.........................................         (20)
Equity in net loss of associated companies - net of tax.................          (5)
                                                                              ------
Net earnings from continuing operations.................................         123

Net earnings from discontinued operations - net of tax..................          56
                                                                              ------
Net earnings............................................................      $  179
                                                                              ======

Basic earnings per common share (3)
   - from continuing operations.........................................      $ 0.03
   - from discontinued operations ......................................      $ 0.01
                                                                              ------
Basic earnings per common share (3)  ...................................      $ 0.04
                                                                              ======

Diluted earnings per common share
   - from continuing operations.........................................      $ 0.03
   - from discontinued operations ......................................      $ 0.01
                                                                              ------
Diluted earnings per common share ......................................      $ 0.04
                                                                              ======

Weighted average number of common shares (millions)
          - basic (3)...................................................       4,336
          - diluted.....................................................       4,540


(1) The preliminary consolidated results for the three months ended September 30, 2003 are unaudited, preliminary in nature and therefore subject to change. The Company is only releasing preliminary selected results for the third quarter of 2003 at this time pending the completion of its comprehensive asset and liability review and related reviews and the restatement of financial results for 2000, 2001 and 2002 and the first and second quarters of 2003. Such restatements may impact these preliminary unaudited results for the three months ended September 30, 2003 and will impact prior period results including the first two quarters of 2003. The Company plans to file with the relevant regulatory authorities its unaudited financial statements, prepared in accordance with U.S. GAAP and Canadian GAAP, for the third quarter of 2003 within the periods permitted for timely filings (mid-November 2003 in the United States and late November 2003 in Canada). Restated financial statements for the other relevant periods are expected to be filed at the earliest possible time in the fourth quarter of 2003.

(2) Effective January 1, 2003, Nortel Networks adopted prospectively the fair value accounting for stock options. The stock option expense for the three months ended September 30, 2003 was $7.

(3) The basic weighted average number of common shares included the minimum number of common shares to be issued upon settlement of the prepaid forward purchase contracts issued on June 12, 2002. The minimum number of common shares to be issued on a weighted basis for the three months ended September 30, 2003 was 366 (in millions).